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                       CONSENT OF INDEPENDENT ACCOUNTANTS





                 We consent to the incorporation by reference in the Registration Statement of Oglebay Norton Company on Form S-8 (Registration No. 33-37975) of our report dated May 13, 1994, on our audits of the financial statements of the Oglebay Norton Taconite Company Thrift Plan and Trust as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992 and 1991 which report is included in this Annual Report on Form 11-K.




                                                         COOPERS & LYBRAND
                                                         COOPERS & LYBRAND




Minneapolis, Minnesota
June 17, 1994